Exhibit 6

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendment thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them of Waldencast plc.

Dated:      August 5, 2022

/s/ Sijue Dai
Sijue Dai

CEDARWALK SKINCARE LTD.

By:	/s/ Sijue Dai
Name:	Sijue Dai
Title:	Director

CWC SKINCARE LTD.

By:	/s/ Sijue Dai
Name:	Sijue Dai
Title:	Director